EXHIBIT 10.20

NOTE E - INCOME TAXES

The Company's deferred tax asset as of September 30, 1999 represents a benefit from net operating loss carryforwards of $2,667,000 which is reduced by a valuation allowance of $2,667,000 since the future realization of such tax benefit is not presently determinable.

As of September 30, 1999, the Company has a net operating loss carryforward of approximately $6,261,000 expiring in 2012 and 2019. As a result of the IPO, usage of approximately $2,000,000 of this net operating loss carryforward is limited to approximately $789,000 per year.

The difference between the statutory federal income tax rate applied to the Company's net loss and the Company's effective income tax rate for the years ended September 30, 1999 and 1998 is summarized as follows:

                                                              YEAR ENDED
                                                             SEPTEMBER 30,
                                                        ------------------------
                                                         1999             1998
                                                        ------          --------

           Statutory federal income tax rate              34.0%            34.0%
           Increase in valuation allowance               (35.7)           (33.7)
           Miscellaneous                                  (1.7)            (0.3)
                                                          ----             ----
           Effective income tax rate                       0.0%             0.0%
                                                          ====             ====

NOTE F - COMMITMENT AND CONTINGENCY

OPERATING LEASE:

The Company leases office space with initial or remaining terms of one year or more expiring through October 1999. The lease obligates the Company for property taxes, insurance and maintenance. Future minimum rental payments (including maintenance costs) under this lease is $2,000.

Office and equipment rent expense inclusive of taxes, maintenance and insurance, aggregated $214,000 for the year ended September 30, 1999 and $154,000 for the year ended September 30, 1998.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 21, 1999            HEALTHCORE MEDICAL SOLUTIONS, INC.

                                    By: /S/ RICHARD S. BARTON
                                    ----------------------------------------
                                            Richard S. Barton
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons in the capacity and as of the date indicated.

          Name                         Title                         Date
          ----                         -----                         ----

/S/ RICHARD S. BARTON
-----------------------        Chairman of the Board           December 21, 1999
 Richard S. Barton             and Chief Executive Officer
                               (principal executive officer)

/S/MICHAEL M. WHEELER
----------------------         Secretary and                   December 21, 1999
 Michael M. Wheeler            Principal Accounting Officer

/S/ SRIDHAR JAGANNATHAN        Director                        December 21, 1999
----------------------
 Sridhar Jagannathan

/S/ NEAL J. POLAN              Director                        December 21, 1999
-------------------------
    Neal J. Polan